EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our review report dated January 5, 2005 with respect to the consolidated financial statements of Dynacq Healthcare, Inc. included in the Quarterly Report (Form 10-Q/A) for the quarter ended November 30, 2004.

/s/ Killman, Murrell & Company, P.C.

Killman, Murrell & Company, P.C.

Houston, Texas

January 14, 2005

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